UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 24, 2006

TRICELL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-50036	88-0504530
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Lawton Street, Congleton, Cheshire, CW12 1RU, United Kingdom
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: 011 44 1260 291 880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 other events

Delays in receipt of Value Added Tax (VAT) refunds has severely affected our ability to operate

Tricell Inc has not received the VAT refunds that it has claimed from the United Kingdom Department of Revenue and Customs for the periods March 2006 to September 2006 inclusive.  The VAT refunds total $78M, consequently Tricell Inc is unable operate its business.  Tricell Inc cannot resume its trading operations until it receives a substantial VAT refund.

Notice of Denial to Receive our VAT Refund for March 2006 and April 2006

The United Kingdom Department of Revenue and Customs notified Tricell on the 27th July 2007 that our claim for refund of VAT for March 2006 and April 2006 has been denied.  The VAT refunds denied to Tricell total $26,825,000.  The necessary legal appeals have been submitted.  Our lawyers’ opinion is that ultimately we will be successful and obtain the VAT refunds; however it could take between 9 months and 3 years for the legal appeals to be concluded.

Tricell has not received a decision on VAT repayment claims for the periods May 2006 to September 2006 inclusive

Tricell has not received a decision on VAT repayment claims for the periods May 2006 to September 2006 inclusive, and despite continued request for a decision, the United Kingdom Department of Revenue and Customs have not provided a timetable as to when they will conclude their extended enquires and render their decision.  Tricell pending VAT refunds total $51,350,000.

Present Financial Position

The unaudited Balance Sheet and Statement of Operations of Tricell Inc to July 31, 2007 are set out on the attached pages.

TRICELL INC & SUBSIDIARIES
UNAUDITED CONSOLIDATED BALANCE SHEET, JULY 31, 2007

ASSETS
CURRENT ASSETS	$
Cash	27,893
VAT Receivable	78,175,940
Accounts receivable	6,636,163
Total Current Assets	$84,839,996

Machinery & Equipment	8,439
Intangible Assets & Goodwill	57,189,435

TOTAL ASSETS	$142,037,870

LIABILITIES & STOCKHOLDERS EQUITY	$
Income Taxes Payable	13,178,477
Accounts Payable	38,665,007
Payable to former NJJ Stockholders	16,716,563
Accrued Expenses & Other loans	2,304,166
Derivative Liability	2,772
Liability to former NJJ Stockholders	24,000,000
Contingent Liabilities	13,934,435
Total Current Liabilities	$108,801,420

STOCKHOLDERS EQUITY
Preferred Stock 8,500,000 issued & outstanding	8,500
Common Stock 340,545,877 shares issued & outstanding	340,546
Reserves	32,887,404
Total Stockholders Equity	$33.236.450
TOTAL LIABILITIES & STOCKHOLDERS EQUITY	$142,037,870

Notes to the Balance Sheet
1.	All Vat refund claims are included under current assets. If the March & April 2006 vat refunds that are denied are excluded then the stockholders equity reduces by $26M.
2.
The current outstanding trade payables and contingent liabilities are only payable if Tricell Inc receives the outstanding VAT refunds; this is because our terms of trade state that we have recourse to deduct any VAT not repaid to us from the amount due to our supplier.

3.
The Balance Sheet has been prepared on a going concern basis, this may not be appropriate if Tricell Inc does not re-commence trading in the short term.  If Tricell Inc does not recommence trading in the short term then presenting the Balance Sheet on a going concern basis will not be appropriate.  The adjustments that may be deemed necessary if we do not recommence operations are analyzed on the attached pages as we have forecasted a balance sheet on a worst case scenario.

TRICELL INC & SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	PERIOD JANUARY 1, 2007 to JULY 31, 2007 (7 months)		YEAR ENDED DECEMBER 31, 2006
	$		$
SALES		26,005,443		1,206,153,409

COST OF SALES		23,157,956		1,188,187,766

GROSS PROFIT		2,847,487		17,965,643

SELLING, GENERAL & ADMINISTRATION EXPENSES		2,034,521		11,075,777

INCOME FROM OPERATIONS		$812,966		$6,889,866

OTHER INCOME (EXPENSE)
Interest Expense		(389)		(482,157)
Gain on Net Liabilities written off from liquidated subsidiaries		-		3,620,523
Rental & Interest Income		-		2,809
Loss on disposal of loss making Connection Business		(99,077)		-
Unrealized Profit (Loss) on Derivative Liability (Share Warrants)		12,143,529		(12,509,888)

Total Other Income (Expense)		12,044,063		(9,368,713)

INCOME (LOSS) BEFORE INCOME TAXES		$12,857,029		$(2,478,847)

INCOME TAX EXPENSE		-		(3,328,733)

NET INCOME (LOSS)		$12,857,029		$(5,807,580)

Notes
4.
No loss has been accrued in respect of the March & April 2006 vat refunds that are denied.  If an accrual was to be made in this respect then the net loss for the year ended December 31, 2006 will be increased to $28.4M.  If an accrual is to be made the income tax expense will be reduced to NIL.

5.	The statement of operations has been prepared on a going concern basis, this may not be appropriate if Tricell Inc does not re-commence trading in the short term.

Worst Case Scenario
If we are to be denied all of our entire VAT refunds and we do not recommence operations in the short term then our projected Balance Sheet prepared on cessation basis is projected below.  The projected balance sheet has taken account of the following adjustments that may be deemed necessary under the worst case scenario:
•	It may be appropriate to provide against the collect ability of the VAT refunds in full of $78M.
•	An impairment review will be undertaken on all goodwill and intangible assets. The goodwill and intangible assets may be written down to NIL.
•	The Income taxes liability will be reduced if we are denied our VAT refunds as the VAT refunds will be taxable losses. If we are denied all our VAT refunds the income taxes will be reduced by $10.4M.
•
Included in Accounts Payables as at July 31, 2007 is $16M which are liability to suppliers that we have withheld payment subject to receiving our VAT refunds.  If we are denied our VAT refunds then in accordance with our terms of trade these liabilities are not payable.  If we were to be denied our entire VAT refunds then our payables will be reduced by $16M.

•
Our contingent liabilities of $13.9M are only payable once we receive our VAT refunds for March and April 2006 that have been denied.  If we remove the VAT refund from our assets then the contingent liabilities of $13.9 will be removed.

•
The liability to former NJJ Stockholders of $24M is in respect of the escrow share agreement to purchase NJJ.  The period of the agreement will terminate on August 24, 2007 and the liability calculated in accordance with the agreement is $3M.  Thereby the liability will be reduced by $21M.  In addition this agreement will cancel and terminate 120 Million common stock shares of Tricell Inc.  Our issued and outstanding common shares will be reduced to 220 Million common stock shares.

TRICELL INC & SUBSIDIARIES UNAUDITED CONSOLIDATED PROJECTED BALANCE SHEET UNDER A WORST CASE SCENARIO

ASSETS
CURRENT ASSETS	$Millions
VAT Receivable	0
Accounts receivable	6.6
Total Current Assets	$6.6

Intangible Assets & Goodwill	0
TOTAL ASSETS	$6.6M

LIABILITIES & STOCKHOLDERS EQUITY	$Millions
Income Taxes Payable	2.8
Accounts Payable	22.6
Payable to former NJJ Stockholders	16.7
Accrued Expenses & Other loans	2.3
Liability to former NJJ Stockholders	3.0
Contingent Liabilities	0
Total Current Liabilities	$47.4M

STOCKHOLDERS EQUITY
Preferred Stock 8,500,000 issued & outstanding	0.0
Common Stock 220,000,000 shares issued & outstanding	0.2
Reserves	(41.0)
Total Stockholders Equity	($40.8M)
TOTAL LIABILITIES & STOCKHOLDERS EQUITY	$6.6M

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tricell Inc.

/s/ James Reed
Date: August 23, 2007	James Reed
Chief Executive Officer